EXHIBIT 99.2

IWERKS ENTERTAINMENT, INC. ANNOUNCES MERGER UPDATE

BURBANK, Calif. - Jan. 2, 2002 - Iwerks Entertainment, Inc. (OTCBB: IWRK), a leading provider of special venue entertainment theaters, announced today that the merger of SimEx Acquisition Co., a wholly owned subsidiary of SimEx, Inc., an Ontario corporation, with and into Iwerks, did not close as scheduled on December 28, 2001.

A new closing date has not been confirmed. Iwerks will issue a further announcement when a closing date is confirmed. Iwerks and SimEx continue to discuss the merger and related activities.

Iwerks Entertainment Inc., founded in 1986, is the number one provider of 8/70 Large Format Theater systems worldwide and the industry leader in ride simulation. Iwerks' technologies include Giant Screen (Iwerks(R) Extreme Screen(TM)), ride simulation (Iwerks(R) TurboRide(TM)), turnkey 3D/4D theatres (Iwerks(R) 3D/4D FX Theatre(TM)) and other specialty attractions. Iwerks has nearly 200 installations in 38 countries worldwide at entertainment centers, amusement parks, movie theatres, museums, science centers, shopping centers, casinos, resorts, nightclubs, restaurants, and more. Iwerks has received two Academy Awards for Scientific and Technical Achievement: in 1998, Don Iwerks received an Oscar(R), the coveted Gordon E. Sawyer Award; in 1999, Ron Schmidt received an Academy Award(R) Plaque in recognition of the Iwerks patented Linear Loop(R) Projection system. Visit www.iwerks.com for more information.

This release contains statements that constitute "forward-looking statements." The stockholders of Iwerks are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected in this release.

Contact:

          Iwerks Entertainment, Inc.
          Jeff Dahl, 818/955-7841
          jeff@iwerks.com